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Exhibit No. 6
Prestige Captial Corporation
Form 10-K
File No. 33-3583-S

                        PROMISSORY NOTE (Interest)

               January 27, 1999

The  undersigned, jointly and severally, promise to pay to  the  order  of

GLEN ULMER

at   2508  SOUTH 1300 EAST     in  SALT LAKE CITY  , Utah, or at such other

place as the holder hereof may designate

in   writing,   the  sum  of     TWENTY   THOUSAND  AND   N0/100   DOLLARS

dollars   ($ 20,000.00)  , payable as follows:

               ON DEMAND

Together both before and after judgment, with interest on the unpaid balance thereof from date until paid at the rate of eight per cent (-8-%) per annum, interest payable as follows:

               ON DUE DATE OF THIS NOTE

  Prepayment of this note with interest to date of payment may be made  at any time without penalty.

  If the holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of said election at once become due and payable. In event of any such default or acceleration, the undersigned, jointly and severally, agree to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

  Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned consent to the release of any security, or any part thereof, with or without substitution.
                              PRESTIGE CAPITAL CORPORATION

Address:                      By:  /s/ PAUL W. NIELSON
                              Its   PRESIDENT